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                                                                       EXHIBIT j


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated September 10, 2002, on the financial statements and financial highlights of AIM International Core Equity Fund and AIM Real Estate Fund as of and for the year ended July 31, 2002 in the Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A No. 2-87377).



                                                              ERNST & YOUNG LLP

Houston, Texas
July 1, 2003